                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

                       TENDER OF SHARES OF COMMON STOCK

                                      OF

                            FIBREBOARD CORPORATION

                                      TO

                                 SIERRA CORP.

                         A WHOLLY OWNED SUBSIDIARY OF

                                 OWENS CORNING

                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)


 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
         TIME, ON THURSDAY, JUNE 26, 1997 UNLESS THE OFFER IS EXTENDED


  This form, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates for shares of common stock, par value $.01, per share, of Fibreboard Corporation, a Delaware corporation (the "Company"), including the associated preferred stock purchase rights issued pursuant to the Rights Agreement dated as of August 25, 1988, as amended, between the Company and The First National Bank of Boston, as successor Rights Agent (collectively, the "Shares"), are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary on or prior to the Expiration Date (as defined in the Offer to Purchase). Such form may be delivered by hand, facsimile transmission, or mail to the Depositary. See Section 3 of the Offer to Purchase, dated May 30, 1997 (the "Offer to Purchase").

                       The Depositary for the Offer is:

                             THE BANK OF NEW YORK

         By Mail:          Facsimile Transmission:      By Hand or Overnight
    Tender & Exchange           (for Eligible                 Courier:
        Department            Institutions Only)         Tender & Exchange
      P.O. Box 11248            (212) 815-6213               Department
  Church Street Station                                  101 Barclay Street
New York, New York 10286-                               Receive and Deliver
           1248                                                Window

                          For Confirmation Telephone:
                                (800) 507-9357        New York, New York 10286

  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUMENTS VIA A FACSIMILE, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

  THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" (AS DEFINED IN THE OFFER TO PURCHASE) UNDER THE INSTRUCTION THERETO, SUCH SIGNATURE GUARANTEES MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

  The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

             THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

  The undersigned hereby tenders to Sierra Corp., a Delaware corporation and a wholly owned subsidiary of Owens Corning, a Delaware Corporation ("Parent"), upon the terms and subject to the conditions set forth in the Offer to Purchase, and the related Letter of Transmittal, receipt of which are hereby acknowledged, Shares of the Company, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares Tendered: __________     SIGN HERE
Certificate No(s) (if available):         Name(s) of Record Holder(s):
-------------------------------------     -------------------------------------
-------------------------------------     -------------------------------------

                                                     (Please Print)
If securities will be tendered by         Address(es): ________________________
book-entry transfer:                      -------------------------------------

                                                                     (Zip Code)
Name of Tendering Institution:

-------------------------------------     Area Code and Telephone No(s):

                                          -------------------------------------
Account No.: _____________________ at     Signature(s): _______________________
[_] The Depository Trust Company          -------------------------------------
[_] Philadelphia Depository Trust
Company

Dated: ________________________, 1997

                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

  The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program, the Stock Exchange Medallion Program, or a bank, broker, dealer, credit union, savings association or other entity which is an "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, guarantees the delivery to the Depositary of the Shares tendered hereby, together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile(s) thereof) and any other required documents, or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery of Shares, all within three trading days of the date hereof. A "trading day" is any day on which the New York Stock Exchange is open for business.

Name of Firm: _______________________     Title: ______________________________
-------------------------------------     Name: _______________________________
       (Authorized Signature)                    (Please Print or Type)


Address: ____________________________     Area Code and Telephone No.: ________
-------------------------------------     Dated: ______________________________
                           (Zip Code)

DO NOT SEND CERTIFICATES FOR SHARES WITH THIS FORM--CERTIFICATES SHOULD BE SENT WITH LETTER OF TRANSMITTAL